Exhibit 10.35

AMENDED AND RESTATED SECURITY AGREEMENT

        This AMENDED AND RESTATED SECURITY AGREEMENT (“Agreement”), dated as of September 26, 2003, is made by Coast Hotels and Casinos, Inc., a Nevada corporation (“Grantor”), in favor of Bank of America, N.A., as Administrative Agent under the Credit Agreement hereafter referred to (in such capacity, “Administrative Agent”), and in favor of each of the Lenders therein named (collectively referred to herein as “Secured Party”), with reference to the following facts:

RECITALS

    A.        Bank of America, N.A., the lenders signatory thereto and Grantor have heretofore entered into an Amended and Restated Loan Agreement dated as of September 16, 1999, pursuant to which certain credit accommodations have been made available to Grantor (“Existing Credit Agreement”).

    B.        Pursuant to a Security Agreement dated as of March 18, 1999 in favor of Bank of America National Trust and Savings Association (now known as Bank of America, N.A.) and the lenders party to the Existing Credit Agreement, Grantor granted a security interest in assets of Grantor to secure Grantor’s obligations under the Existing Credit Agreement (“Existing Security Agreement”). This Agreement amends and restates the Existing Security Agreement in its entirety.

    C.        Concurrently herewith, the Existing Credit Agreement will be amended and restated in its entirety by the Amended and Restated Credit Agreement by and among Grantor, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the “Credit Agreement”). Pursuant to the Credit Agreement, the Lenders have agreed to extend certain credit facilities to Grantor.

    D.        The Credit Agreement provides, as a condition of the availability of such credit facilities, that Grantor shall enter into this Agreement and shall grant security interests to Secured Party as herein provided.

AGREEMENT

        NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

    1.           Definitions. This Agreement is the Security Agreement referred to in the Credit Agreement. This Agreement is one of the “Loan Documents” referred to in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement. Terms defined in the California Uniform Commercial Code, as amended from time to time and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in

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the California Uniform Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Amended and Restated Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Collateral” means and includes all present and future right, title and interest of Grantor in or to any Property or assets whatsoever, and all rights and powers of Grantor to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property:

    (a)        All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, letters of credit, letter of credit rights, undertakings, surety bonds, insurance policies (whether or not required by the terms of the Loan Documents), notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising and whether or not earned by performance;

    (b)        All present and future general intangibles, all contractual rights under the limited liability company agreement of Omaha Partners, LLC, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses (except for gaming licenses and liquor licenses, which are not transferable), copyrights, technology, processes, proprietary information and insurance proceeds of which Grantor is a beneficiary;

    (c)        Whether characterized as accounts, general intangibles or otherwise, all rents (including, without limitation, prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar and pro shop revenues;

    (d)        All present and future deposit accounts of Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of Grantor, whether or not deposited in any such deposit account;

    (e)        All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(f) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, gaming devices and associated equipment (including, without limitation,

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gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463), machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor’s business;

    (f)        All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

    (g)        All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, limited liability company interests, joint venture interests, investment property, Investments (including all Investments in Omaha Partners, LLC) and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto and all investments in Omaha Partners, LLC;

    (h)        All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(i) All other tangible and intangible Property of Grantor;

(j) All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

    (k)        Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided that the term “Collateral”, as used in this Agreement, shall not include (i) Real Property or any interest therein, (ii) any capital stock or other equity interests in any gaming licensees, (iii) any aircraft owned by Grantor on the Closing Date, (iv) any agreement with a third party that, pursuant to its terms, prohibits the grant of a lien on such agreement; provided that Grantor shall use its best efforts to obtain such third party’s consent to assignment of all material agreements; or (v) any Property the purchase of which was financed by a purchase money security interest, including any Capital Lease Obligation, permitted under Section 7.9 or 7.10 of the Credit Agreement.

“Secured Obligations” means any and all present and future Obligations of any type or nature of Grantor to Secured Party arising under or relating to the Loan Documents or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Grantor.

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2.     Further Assurances. At any time and from time to time at the request of Secured Party, Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party’s security interests granted pursuant to Section 3 of this Agreement. It is hereby acknowledged and agreed that, notwithstanding anything contained herein or in any other Collateral Document, Grantor shall not be required under any circumstance to take any further action to perfect any interest granted to Secured Party in any cage cash, deposit accounts, markers, instruments or other cash items which are used in connection with the casino operations of Grantor. At any time and from time to time, Secured Party shall be entitled to, and Grantor authorizes Secured Party to, file and/or record any or all such financing statements, continuations thereof and amendments thereto (including financing statements containing a broader description of the Collateral than the description set forth herein) instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party’s request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, a security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of instruments, documents, certificates of title or the like, as to which Secured Party’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3.     Security Agreement. For valuable consideration, Grantor hereby assigns and pledges to Secured Party, and grants to the Administrative Agent, for the benefit of Secured Party, a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other Person or any other event or proceeding affecting any Person.

4.     Grantor’s Representations, Warranties and Agreements. Except as otherwise disclosed to Secured Party in writing concurrently herewith, Grantor represents, warrants and agrees that: (a) Grantor will pay all taxes, charges, Liens and assessments against the portion of the Collateral owned by it, in accordance with Section 6.03 of the Credit

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Agreement, and upon its failure to pay or contest such taxes, charges, Liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in material violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) Grantor will, to the extent consistent with good business practice, keep the portion of the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like Property; (d) Grantor will take all reasonable steps to preserve and protect the Collateral; (e) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Credit Agreement and as is consistent with sound business practice, and will cause Secured Party to be designated as an additional insured and loss payee with respect to all insurance (whether or not required by the Credit Agreement), will obtain the written agreement of the insurers that such insurance shall not be canceled, terminated or materially modified to the detriment of Secured Party without at least 30 days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; (f) Grantor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever; (g) Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof; (h) the jurisdiction of organization of Grantor is the state of Nevada, and the organizational number of Grantor is set forth on the signature page of this Agreement; (i) the chief place of business and chief executive office of Grantor are located at its address set forth on the signature page hereof; (j) Grantor will not locate or relocate any item of Collateral into any jurisdiction in which an additional financing statement would be required to be filed to maintain Secured Party’s perfected security interest in such Collateral; (k) Grantor will not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless Secured Party has been given at least 30 days prior written notice thereof and Grantor has executed and delivered to Secured Party such financing statements and other instruments required or appropriate to continue the perfection of Secured Party’s security interest; and (l) the ownership interests in Omaha Partners, LLC will not be certificated and will not be subject to Article 8 of the Uniform Commercial Code as enacted in any jurisdiction

5.     Secured Party’s Rights Regarding Collateral. If an Event of Default has occurred and remains continuing, then at any time without notice or demand and at the sole expense of Grantor (or if no Event of Default is continuing, at Secured Party’s sole expense and upon reasonable advance notice and at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Grantor or any of its Subsidiaries)), Secured Party may, subject to compliance with applicable Gaming Laws, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Loan Documents. Subject to compliance with applicable Gaming Laws, at any time and from time to time, at the expense of Grantor, Secured Party may, to the extent it may be

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necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) while an Event of Default is continuing, notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (ii) while an Event of Default is continuing, at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) while an Event of Default is continuing, cause the Collateral to be registered in the name of Secured Party, as legal owner. Grantor shall at any time at Secured Party’s request mark the Collateral and/or Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party’s security interest. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6.     Collections on the Collateral. Except as otherwise provided in any Loan Document, Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party (exercisable upon written notice thereof to Grantor; provided, that neither the Administrative Agent nor the Lenders shall incur any liability for any failure to provide such notice), Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Party and immediately delivered in kind to Secured Party. Any remittance received by Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party’s security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

7.     Possession of Collateral by Secured Party. Any or all of the Collateral delivered to Secured Party consisting of Cash shall be held in an interest-bearing account and, when an Event of Default exists, Secured Party may, in its discretion (upon written notice thereof to Grantor; provided, that neither the Administrative Agent nor the Lenders shall incur any liability for any failure to provide such notice), apply any such interest to payment of

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the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Subject to compliance with applicable Gaming Laws, upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party’s possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral or for the purpose of performing any of Grantor’s obligations with respect thereto. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8.     Events of Default. There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Credit Agreement.

9.     Rights Upon Event of Default. Subject to compliance with applicable Gaming Laws, upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor and without affecting the Obligations of Grantor hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Secured Party, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or

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affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantor may be applied by Secured Party without notice to Grantor to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine; (k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by Grantor or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of premises of Grantor for such purposes and for such periods of time as reasonably required by Secured Party; and (n) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable. Grantor will, at Secured Party’s request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantor or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantor for the purpose of Secured Party’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

        Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

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        Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantor’s places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral’s being within the view of prospective purchasers. Secured Party may also request, in connection therewith, the Nevada Gaming Commission to petition a District Court of the State of Nevada for the appointment of a supervisor to conduct the normal gaming activities on the premises following the appointment of a receiver. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party’s behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, and liquidating the Collateral, and the like; and then to the satisfaction of the Secured Obligations, with application as to any particular Secured Obligations to be in the order set forth in the Credit Agreement and other Loan Documents. Grantor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral. Any surplus held by the Security Party and remaining after payment in full of all the Secured Obligations shall immediately be reassigned and redelivered to Grantor, or to the person or persons otherwise legally entitled thereto.

        Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address set forth in the Credit Agreement, or delivered or otherwise sent to Grantor, at least ten (10) days before the date of the sale. Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph. Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

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        With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as provided in the Uniform Commercial Code of California. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantor agrees that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be not be deemed to be commercially unreasonable by reason of price, (b) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

        Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person, and Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10.     Voting Rights; Dividends; etc. With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like (referred to collectively and individually in this Section 10 and in Section 11 as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing:

10.1 Voting Rights. Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, or the other Loan Documents; provided, however, that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default.

10.2 Dividend and Distribution Rights. Except as otherwise provided in any Loan Document, Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral; provided, however, that any and all such dividends or distributions received in the form of capital stock, certificated securities, warrants, options or rights to acquire capital stock or certificated securities forthwith shall be, and the certificates representing such capital stock or certificated securities, if any, forthwith shall be delivered to Secured Party to hold as pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other Property of Grantor, and forthwith be delivered to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

10 11. Rights During Event of Default. With respect to any Investment Collateral, so long as an Event of Default has occurred and is continuing:

11.1 Voting, Dividend, and Distribution Rights. At the option of Secured Party (exercisable upon written notice thereof to Grantor; provided, that neither the Administrative Agent nor the Lenders shall incur any liability for any failure to provide such notice), all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 10.2 above, shall cease, and all such rights thereupon shall become vested in Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

11.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

11.3 Irrevocable Proxy. Grantor does hereby revoke all previous proxies with regard to the Investment Collateral and appoints Secured Party as its proxyholder, with power when an Event of Default exists to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. Grantor hereby authorizes Secured Party to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

12.     Attorney-in-Fact. Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of Grantor and without any obligation to do so; (c) to prepare, sign, file and/or record, for Grantor, in the name of Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured

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Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party’s security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

13.     Costs and Expenses. Grantor agrees to pay to Secured Party all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by Grantor, immediately upon demand, together with interest from the date which is two Business Days following such demand thereon at the Base Rate or, if applicable, the Default Rate provided for under the Credit Agreement.

14.     Statute of Limitations and Other Laws. Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

15.     Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

16.     Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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17.     Release of Grantor. This Agreement and all Secured Obligations of Grantor hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Upon such release of Grantor’s Secured Obligations hereunder, Secured Party shall return and reassign any pledged Collateral to Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantor. Secured Party shall take all action as reasonably required to evidence or document the release of Secured Party’s interests to any Collateral which Grantor sells, transfers or otherwise disposes of as permitted under the terms of the Credit Agreement, at the sole expense of Grantor.

18.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

19.     Additional Powers and Authorization. The Administrative Agent has been appointed as the Administrative Agent hereunder pursuant to the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

20.     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GRANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. GRANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

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21.     WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22.     Existing Security Agreement. This Agreement amends and restates in its entirety the Existing Security Agreement, provided that the obligations of Grantor under the Existing Security Agreement shall continue under this Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement.

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        IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor” COAST HOTELS AND CASINOS, INC., a Nevada corporation
By:	/s/ Gage Parrish
Gage Parrish, Vice President and Chief Financial Officer

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:
“Secured Party” BANK OF AMERICA, N.A., as Administrative Agent, and for and on behalf of the Lenders
By:	/s/ Janice Hammond
Janice Hammond, Vice President

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